U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 23, 2015

BIONITROGEN HOLDINGS CORP.
(Exact name of small business issuer as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation)

333-06835	22-3061278
(Commission File Number)	(I.R.S. Employer Identification No.)

8300 NW 53rd Street, Suite 350, Doral, Florida 33166

(Address of principal executive offices)

(561) 600-9500

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "Registrant", "we", "us", "our" refer to BioNitrogen Holdings Corp., a New Jersey corporation.

Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2015, Carlos Contreras resigned as our Chief Executive Officer. Carlos Contreras' resignation was not the result of any disagreement with our management or operations.

On November 23, 2015, our Board of Directors appointed Graham Copley, 54 years of age, as our Chief Executive Officer. From October 2012 to present, Graham Copley has been the Managing Partner and co-founder of Pentant LLC ("Pentant"), an advisory, research and consulting firm. Since July 2015, Pentant has been engaged as our strategic advisor. From January 2011 to January 2013, Graham Copley was a partner with SSR LLC, an institutional research firm. From October 2007 to December 2011, Graham Copley was Head of US Equities for Macquarie Holdings, a US Investment Banking firm.

In August 2015, Pentant lent us $100,000; Pentant converted the loan into 6,666,667 restricted common stock shares. In October 2015, Pentant paid $66,000 to our bankruptcy attorneys on our behalf in connection with our bankruptcy filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit	Description
99.1	Press release, dated November 23, 2015, issued by BioNitrogen Holdings Corp.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNitrogen Holdings Corp.

Date: November 24, 2015	By:	/s/ Graham Copley
Graham Copley
Chief Executive Officer